CERTIFICATE OF
                      CHAIRMAN OF THE BOARD
                          AND SECRETARY
              PURSUANT TO SECTIONS 201, 301 AND 303
                        OF THE INDENTURE



          The undersigned, LESLIE L. GONDA and JULIE I. SACKMAN, do hereby certify that they are the duly appointed and acting Chairman of the Board and Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 1991 (the "Indenture"), between the Company and Continental Bank, National Association, as Trustee, that:

          A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibits B and C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

          1. The title of the Securities of the series is "7% Notes due 1998" (the "Notes").

          2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $100,000,000.

          3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on June 1, 1998 shall be payable to the persons to whom principal is payable on such date.

          4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be June 1, 1998.

          5. The rate at which each of the Notes shall bear interest shall be 7% per annum. The date from which interest shall accrue for each of the Notes shall be June 6, 1994. The interest payment dates on which interest on the Notes shall be payable are June 1 and December 1, commencing December 1, 1994. The regular record dates for the interest payable on the Notes on any interest payment date shall be the May 15 and November 15, as the case may be, immediately preceding such interest payment date.

          6. The place or places where the principal of and interest on the Notes shall be payable is at the office of the Trustee, 231 South La Salle Street, Chicago, Illinois, and at the agency of the Trustee maintained for that purpose at the office of Mellon Securities Trust Co., 120 Broadway, New York, New York, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

          7. The Notes are not redeemable prior to June 1, 1998.

          8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated
     Maturity at the option of a holder thereof.

          9. The Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          12.  None of the Notes will be issued as Global
     Securities (as defined in the Indenture).

          B. The form of the Note is attached hereto as Exhibit A.

          C. The Trustee is appointed as Paying Agent (as defined in the Indenture).

          D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

          E. The undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          F.   The undersigned Secretary, by execution
of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certifies that attached hereto as Exhibits A, B and C, respectively, are the form of certificate representing the Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company as of March 18, 1994 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of May 26, 1994, pursuant to which the terms of the Notes set forth above have been established.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the 6th day of June, 1994.




                              /s/ LESLIE L. GONDA
                              Leslie L. Gonda
                              Chairman of the Board



                              /s/ JULIE I. SACKMAN
                              Julie I. Sackman
                              Secretary